P O T O M A C   E L E C T R I C   P O W E R   C O M P A N Y

                               POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned SAVINGS PLAN FOR EXEMPT EMPLOYEES, SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES, AND SAVINGS PLAN FOR NON-BARGAINING UNIT, NON-EXEMPT EMPLOYEES OF Potomac Electric Power Company (collectively, the "Savings Plan") and the undersigned members of the Administrative Board of the Savings Plan hereby constitute and appoint Edward
F. Mitchell, H. Lowell Davis, Dennis R. Wraase, William T. Torgerson, Earl K. Chism, Betty K. Cauley, Mary T. Howard and Peyton G. Middleton, Jr., and each of them, their true and lawful attorneys and agents with full power and authority, in their names and on their behalf, or otherwise, to do any and all acts and things and to execute any and all instruments which attorneys and agents, or any of them, may deem necessary or advisable to enable Potomac Electric Power Company or the Savings Plan to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of additional shares of Common Stock, $1 par value, of said Company, and related participations in connection with the Savings Plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Savings Plan, and the names of the undersigned members of the Administrative Board in the respective capacities indicated below, to the registration statement to be filed with the Securities and Exchange Commission in respect of the Savings Plan, to any and all amendments to said registration statement and to any instruments or documents filed as a part of or in connection with said registration statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 18th day of May, 1994.

                              SAVINGS PLAN of Potomac Electric Power Company




                               /s/ H. Lowell Davis
                              By - H. Lowell Davis
                                   Chairman, Savings Plan
                                   Administrative Board














                                       /s/John M. Derrick, Jr.
Member, Administrative Board              -----------------------------------
                                          JOHN M. DERRICK, JR.




                                       /s/Paul Dragoumis
Member, Administrative Board              ------------------------------------
                                          PAUL DRAGOUMIS




                                       /s/William T. Torgerson
Member, Administrative Board              ------------------------------------
                                          WILLIAM T. TORGERSON




                                       /s/Dennis R. Wraase
Member, Administrative Board              ------------------------------------
                                          DENNIS R. WRAASE




                                       /s/Anthony S. Macerollo
Member, Administrative Board              ------------------------------------
                                          ANTHONY S. MACEROLLO




                                       /s/Robert C. Grantley
Member, Administrative Board              ------------------------------------
                                          ROBERT C. GRANTLEY